UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2018, the Board of Directors (the “Board”) of First Defiance Financial Corp. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) pursuant to Section 1701.70 B(8) of the Ohio Revised Code to increase the number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), that the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares. The Amendment was adopted by the Board in order to effect a stock split in the form of a share distribution of one share of Common Stock on each of the outstanding shares and treasury shares of Common Stock.

The Board determined that the stock split will be issued to shareholders of record as of the close of business on July 2, 2018 (the “Record Date”) and on all treasury shares of the Company recorded on the books of the Company at the close of business on the Record Date.

A Certificate of Amendment to the Company’s Articles was filed with the Ohio Secretary of State on June 22, 2018, to effect the Amendment. The text of the Amendment is attached hereto as Exhibit 3.1. A copy of the press release announcing the stock split is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment, dated as of June 22, 2018.
99.1	Press Release, dated June 22, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Kevin T. Thompson
Kevin T. Thompson
Chief Financial Officer

Date: June 22, 2018

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